Exhibit 99.1
Clearwire Completes Transaction with Sprint Nextel and $3.2 Billion
Investment to Launch 4G Mobile Internet Company
Combination of Sprint and Clearwire’s WiMAX Businesses with $3.2 Billion Cash Investment from
Comcast, Intel, Time Warner Cable, Google, and Bright House Networks Creates New Opportunities
for Next-Generation Services
Clearwire Spectrum Holdings to Enable Unmatched Wireless Network Capacity
for Broadband Services

Clearwire’s Mobile WiMAX Services to be Branded “Clear”™
KIRKLAND, Wash. – Dec. 1, 2008 – Clearwire Corporation (NASDAQ: CLWRD for the first 20 trading days and CLWR thereafter) today announced that it has completed the transaction with Sprint Nextel Corporation (NYSE: S) to combine their next-generation wireless Internet businesses. The new company retains the Clearwire name and expects to build the first nationwide 4G mobile broadband network focused on meeting the evolving needs and demands for Internet-based communications services. In addition, Clearwire has received a $3.2 billion investment from Comcast, Intel, Time Warner Cable, Google and Bright House Networks. The transaction with Sprint and the new cash investment were completed on the terms originally announced on May 7, 2008.
“As we roll out our network across the country, people will no longer have to make the choice between speed and mobility. We are bringing a new mobile Internet experience to customers at speeds previously relegated to fixed locations,” said Benjamin G. Wolff, chief executive officer of Clearwire. “With significant spectrum holdings yielding unmatched network capacity, a next-generation all-IP network, and an open Internet business model, Clearwire will deliver a simple value proposition aimed to improve productivity and make the Internet experience more enjoyable, wherever our customers happen to be.”
“With the global economic challenges ahead for consumers and businesses next year, we believe it’s important to invest in those infrastructure improvements that can propel the U.S. forward and stimulate innovation,” continued Wolff. “Today is just the beginning. Over the coming years, as Clearwire rolls out ultra high-speed mobile Internet services across the country, we expect to be well positioned to transform the communications landscape.”
Clearwire Chairman, Craig O. McCaw said, ”This is not simply about a time-to-market advantage, but about having an amazing block of spectrum that is unencumbered by legacy commercial uses and technology. It is a chance to do something right the first time, with simplicity and incredible efficiencies. We are building a wireless broadband network that will stand the test of both time and competition. This is far and away the most exciting opportunity in wireless I have seen since the beginning of cellular in 1983.”
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“This is the beginning of a new chapter in wireless that leverages Sprint’s investment in 4G to profoundly change how people and businesses send, receive and use information,” said Dan Hesse, chief executive officer of Sprint and member of Clearwire’s Board of Directors. “As the largest shareholder in Clearwire, Sprint is uniquely positioned to provide customers with both the largest and most dependable 3G network in America and access to the nation’s first 4G mobile broadband network.”
New Investors
Clearwire received the $3.2 billion investment from some of the most innovative communications, entertainment, and technology companies in the world, including: Comcast, Intel through Intel Capital, Time Warner Cable, Google, and Bright House Networks, and, as previously announced, will receive an additional investment from Trilogy Equity Partners in the coming months.
Brian L. Roberts, chairman and chief executive officer of Comcast Corporation said, “We look forward to providing our customers with exciting high speed mobile products.  Our customers want access to the most innovative products both in and outside the home.  With our new partners, we will deliver integrated mobile high speed Internet products for years to come.”
“Clearwire represents a significant move forward for 4G wireless technology in the U.S.,” said Paul Otellini, Intel president and chief executive officer. “WiMAX is the right combination of industry leaders and technology needed to meet the growing demand for more powerful, flexible mobile broadband solutions today. The investments made by Intel Capital around the globe demonstrate our continued commitment to redefine the way people enjoy the Internet on the go.”
Glenn Britt, president and chief executive officer of Time Warner Cable said, “We connect our customers with entertainment, information and each other; any time, anywhere, on any device.  Our investment in Clearwire will help us further that goal by adding value and creating a seamless Time Warner Cable experience.”
“People should be able to access the Internet anytime, regardless of where they are or what device they choose to use,” said Eric Schmidt, chief executive officer and chairman of Google.  “We are pleased that Clearwire’s mobile WiMAX network will soon offer high speed broadband that will allow subscribers to be online in a greater number of places and on a larger variety of devices.”
Robert J. Miron, chairman of Bright House Networks said, “Bright House Networks is proud to join this strong set of partners in Clearwire. We are enthused to be part of this advanced 4G wireless deployment bringing subscribers the highest throughput mobility solution on the market today.”
Spectrum Yields Unmatched Wireless Network Capacity
Clearwire’s open all-IP network utilizes mobile WiMAX technology, providing customers with average download speeds initially of 2-4 megabits per second and peak rates that are considerably faster. However, the company noted that its spectrum holdings are what provide Clearwire with real differentiation in that it enables the company to provide true, mobile broadband services. At the closing, Sprint contributed its entire 2.5 GHz spectrum holdings to Clearwire. With this combined spectrum portfolio, Clearwire now has 100 MHz or more of optimal 4G spectrum in most markets across the U.S.
“In the landline world, service providers can’t deliver broadband without a big enough ‘pipe,’ and in the wireless world that means having enough of the right kind of spectrum,” continued Wolff. “Our significant spectrum holdings provide Clearwire with unmatched, dedicated network capacity for data services that will enable us to deliver true, mobile broadband services in ways never before possible.”
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Let’s Be Clear
The company also announced today that, while its company name will remain Clearwire, its new mobile WiMAX services will be branded Clear™. The Clear™ brand will apply to all new mobile WiMAX services to be offered by Clearwire in the U.S. and will be phased in to those markets where Clearwire offers pre-WiMAX services, as these existing markets are upgraded to mobile WiMAX technology.
In the coming months, the Clear brand will replace the XOHM service name previously used by Sprint Nextel in the Baltimore, Md. market. Clearwire expects current XOHM customers will not experience any impact as a result of the transaction, and they will continue to enjoy the current benefits of various notebook computing, portable multimedia and Internet devices, service plans and features.
In addition, the company unveiled a new marketing tagline, “Let’s Be Clear,” that will be used in conjunction with the new Clear service brand in upcoming market launches. The new marketing efforts will clearly communicate the service’s unprecedented combination of speed, mobility and simplicity.
Company Management and Board of Directors
Benjamin G. Wolff will continue to serve as Clearwire’s chief executive officer, and Perry Satterlee continues as the company’s chief operating officer. Sprint’s two most senior WiMAX leaders have joined Clearwire’s management team. Barry West, who served as Sprint’s chief technology officer and XOHM business unit leader, is now president and chief architect of Clearwire, and Atish Gude, formerly senior vice president of Sprint’s XOHM mobile broadband operations, is now senior vice president and chief marketing officer of Clearwire.
Clearwire’s Board of Directors will initially have eight members. Clearwire founder and wireless pioneer, Craig McCaw, is non-executive chairman of the board. Along with McCaw, other directors are Dan Hesse, Sprint’s chief executive officer; Keith Cowan, Sprint’s president, strategy and corporate development; John Stanton, chairman and chief executive officer of Trilogy Equity Partners and former chairman and chief executive officer of VoiceStream and Western Wireless; Sean Maloney, executive vice president, chief sales and marketing officer of Intel; Frank Ianna, former president of network services for AT&T; Jose A. Collazo, former head of BT Global Services and former chairman, president and chief executive officer of Infonet Services Corporation; and Dennis Hersch, former global chairman of mergers and acquisitions for JP Morgan. An additional five seats on the board are expected to be filled in the coming weeks.
Clearwire remains headquartered in Kirkland, Wash. It will continue to have a focused technology and east coast deployment presence in Herndon, Va.
Terms of the Transaction
Shares of old Clearwire’s Class A Common Stock, together with all outstanding options, restricted stock units and warrants to purchase shares of old Clearwire common stock, have been converted into an equivalent number of new shares, options, restricted stock units or warrants, respectively, in the new company.
With the closing, Sprint contributed all of its 2.5 GHz spectrum and its WiMAX-related assets, including its XOHM business, to Clearwire. The implied equity valuation of Sprint’s contribution will result in approximately 51 percent ownership on a fully diluted basis, based on the initial target price of $20.00 per share.
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Intel Corporation (NASDAQ: INTC) through Intel Capital, Google Inc. (NASDAQ: GOOG), Comcast Corporation (NASDAQ: CMSCA, CMCSK), Time Warner Cable Inc. (NYSE: TWC), and Bright House Networks, LLC – have collectively invested $3.2 billion in Clearwire and its operating subsidiary. As a group, these investors initially acquired approximately 22 percent of the new Clearwire and its operating subsidiary on a fully diluted basis at the initial investment price of $20.00 per share, subject to a post-closing adjustment described below. Comcast invested $1.05 billion, Intel Capital invested $1.0 billion in addition to its previous investments made in Clearwire, Time Warner Cable invested $550 million, Google invested $500 million, and Bright House Networks invested $100 million, for an aggregate total of $3.2 billion. The investments by Intel Capital, Comcast, Time Warner Cable and Bright House Networks and the contributions of assets from Sprint described above were made into a limited liability company subsidiary of Clearwire. Google invested directly in Clearwire and acquired new Clearwire Class A Common Stock. In a separate transaction to occur 90 days after closing, Trilogy Equity Partners will invest $10 million in the purchase of shares of new Clearwire Class A Common Stock on the same pricing terms as the other investors.
A post-closing adjustment to the price paid by the new investors other than Sprint will be made 90 days following the closing, which will be based upon the average trading price of Clearwire Class A Common Stock over 15 randomly selected trading days during the 30-trading day period ending on the 90th day after the closing date. The price per share will be based upon the volume weighted average price per share on such days and is subject to a cap of $23.00 per share and a floor of $17.00 per share. The fully-diluted ownership percentages of the new Clearwire held by Clearwire’s current shareholders, Sprint and the new investors will be determined once the adjustment, if any, occurs.
On November 28, 2008, in connection with the consummation of the transactions, the company filed a Form 25 with the Securities and Exchange Commission (“SEC”) to complete the voluntary delisting of the predecessor Clearwire Corporation’s Class A common stock from the NASDAQ Stock Market, which will become effective 10 days after the filing date. When that occurs, the company intends to file a Form 15 with the SEC to suspend its predecessor’s obligation to file reports under the Securities Exchange Act of 1934. Clearwire’s new Class A Common Stock will temporarily trade under the symbol CLWRD for 20 trading days before switching to CLWR.
Note to Media: Clearwire will host a conference call for press and analysts today, December 1, 2008, at 7am PT/10am ET.  To access today’s conference call, please call 866-783-2140 or outside the U.S., dial 857-350-1599. The passcode for the call is 41467097. A simultaneous webcast can be accessed via the Internet at http://investors.clearwire.com.  The conference call will be archived and available for replay until midnight Eastern Time (9 p.m. Pacific Time), on Monday, December 15, 2008. To access the replay, please call 888-286-8010 or outside the United States, dial 617-801-6888. The replay passcode is 67750421.
A news package of B-roll including CEO sound bites, product shots, and more will be available via satellite during two separate times today:
December 1, 7:05 a.m. PT/10:05 am ET
December 1, 10:00 a.m. PT/1:00 p.m. ET

Galaxy 17, Transponder 19, Slot A
Orbital 91 degrees
Uplink frequency 6291.500 vertical
Downlink frequency 4066.500 horizontal
FEC 3/4, symbol rate 6.113
8.448 data rate
Additional information is available at www.Clearwire.com.
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About Clearwire
Clearwire, (NASDAQ: CLWRD for the first 20 trading days and CLWR thereafter), offers a robust suite of advanced high-speed wireless broadband services to consumers and businesses. Clearwire’s open all-IP network, combined with significant spectrum holdings, provides unmatched network capacity to deliver next generation Internet access and applications. The company is building the first, nationwide 4G mobile Internet network, bringing together an unprecedented combination of speed and mobility. Investors include Sprint Nextel Corporation, Comcast Corporation, Intel through Intel Capital, Time Warner Cable, Google and Bright House Networks. Clearwire currently provides mobile WiMAX-based service in Baltimore, Md., and provides pre-WiMAX services in 50 markets across the U.S. and Europe. Headquartered in Kirkland, Wash., additional information about Clearwire is available at www.clearwire.com.
About Sprint Nextel
Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two wireless networks serving nearly 51 million customers at the end of the third quarter 2008; industry-leading mobile data services; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. For more information, visit www.sprint.com.
About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA, CMCSK) (www.comcast.com) is the nation’s leading provider of entertainment, information and communication products and services. With 24.4 million cable customers, 14.7 million high-speed Internet customers, and 6.1 million Comcast Digital Voice customers, Comcast is principally involved in the development, management and operation of broadband cable systems and in the delivery of programming content.
Comcast’s content networks and investments include E! Entertainment Television, Style Network, Golf Channel, VERSUS, G4, PBS KIDS Sprout, TV One, ten Comcast SportsNet networks and Comcast Interactive Media, which develops and operates Comcast’s Internet businesses, including Comcast.net (www.comcast.net). Comcast also has a majority ownership in Comcast-Spectacor, whose major holdings include the Philadelphia Flyers NHL hockey team, the Philadelphia 76ers NBA basketball team and two large multipurpose arenas in Philadelphia.
About Intel Capital and Intel
Intel Capital, Intel’s global investment organization, makes equity investments in innovative technology start-ups and companies worldwide. Intel Capital invests in a broad range of companies offering hardware, software, and services targeting enterprise, home, mobility, health, consumer Internet, semiconductor manufacturing and cleantech. Since 1991, Intel Capital has invested more than US$7.5 billion in approximately 1,000 companies in 45 countries. In that timeframe, 168 portfolio companies have gone public on various exchanges around the world and 212 were acquired or participated in a merger. In 2007, Intel Capital invested about US$639 million in 166 deals with approximately 37 percent of funds invested outside the United States. For more information on Intel Capital and its differentiated advantages, visit www.intelcapital.com.
Intel, the world leader in silicon innovation, develops technologies, products and initiatives to continually advance how people work and live. Additional information about Intel is available at www.intel.com/pressroom.
About Google Inc.
Google’s innovative search technologies connect millions of people around the world with information every day. Founded in 1998 by Stanford Ph.D. students Larry Page and Sergey Brin, Google today is a top web property in all major global markets. Google’s targeted advertising program provides businesses of all sizes with measurable results, while enhancing the overall web experience for users. Google is headquartered in Silicon Valley with offices throughout the Americas, Europe and Asia. For more information, visit www.google.com.
About Time Warner Cable
Time Warner Cable is the second-largest cable operator in the U.S., with technologically advanced, well-clustered systems located mainly in five geographic areas — New York state (including New York City), the Carolinas, Ohio, southern California (including Los Angeles) and Texas. As of March 31, 2008, Time Warner Cable served approximately 14.7 million customers who subscribed to one or more of its video, high-speed data and voice services, representing approximately 33 million revenue generating units.
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About Bright House Networks (BHN)
Bright House Networks is the nation’s 6th largest MSO with 2.4 million customers in several large markets including Bakersfield, California; Birmingham, Alabama; Detroit, Michigan; Indianapolis, Indiana; Orlando, Florida (Central Florida Division) and Tampa Bay, Florida along with several other smaller systems in Alabama and the Florida Panhandle. The high-growth Tampa/Central Florida markets are contiguous and form one of the country’s largest cable clusters. BHN’s corporate locations are in Syracuse, New York and Orlando, Florida.
Contact Information:

Clearwire Investor Relations	Clearwire Media Relations
Mary Ekman	Susan Johnston
425-216-7995	425-216-7913
mary.ekman@clearwire.com	susan.johnston@clearwire.com

Sprint Investor Relations	Sprint Media Relations
Bryan Fries	Scott Sloat
800-239-3755	301-951-2816
Investor.relations@sprint.com	Scott.sloat@sprint.com

Intel Media Relations	Comcast Media Relations
Suzy Pruitt	D’Arcy Rudnay
503-264-0996	215-286.8582
suzy.pruitt@intel.com	darcy_rudnay@comcast.com

Comcast Media Relations	Time Warner Cable Media Relations
John Demming 215-286-8011	Alex Dudley 212-364-8229
john_demming@comcast.com	alex.dudley@twcable.com

Google Media Relations	Bright House Networks Media Relations
Andrew Pederson	Jennifer Mooney
650-214-6228	407-210-3165
anrewpederson@google.com	Jennifer.mooney@mybrighthouse.com
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the securities laws. The statements in this release regarding anticipated benefits of the transaction with Sprint; plans for the development and deployment of the first nationwide next-generation wireless broadband network based on mobile WiMAX technology; the timing, availability, capabilities and coverage of our network; products and services to be offered on our network; planned marketing and branding efforts and other statements that are not historical facts are forward-looking statements. The words “will,” “would,” “may,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “designed” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are projections reflecting management’s judgment and assumptions based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.

Future performance cannot be assured. Actual results may differ materially from those in the forward-looking statements due to a variety of factors, including, but not limited to:
•	the ability of the company to successfully integrate the operations, technologies, products and services of Clearwire and Sprint’s wireless Internet business;
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•	the costs and business risks associated with deploying our network and offering products and services utilizing mobile WiMAX technology;

•	the availability of additional financing on acceptable terms;

•	the ability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support desired features and functionality;

•	the impact of adverse network performance;

•	actions by regulatory agencies; and

•	other risks referenced in the section of Clearwire’s proxy statement/prospectus entitled “Risk Factors”, which was filed on Form S-4 with the Securities and Exchange Commission (File No. 333-153128).
Clearwire believes the forward-looking statements in this release are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Clearwire is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.
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